EXHIBIT 10.12


                   POS NETWORKS MERCHANT SPONSORSHIP AGREEMENT

This POS NETWORKS MERCHANT SPONSORSHIP AGREEMENT (the "Agreement") is entered into as of this 1st day of March, 2003, by and between Carrollton Bank a banking corporation ("Bank") and Kryptosima LLC, a Georgia Limited Liability Corporation ("Correspondent"). Capitalized terms used, but not otherwise defined, in the Agreement have the meanings assigned to those terms in the Networks' Operating Rules, as such rules may be amended from time to time (the "Operating Rules").

                                    RECITALS

A) Bank is a principal in Networks, as defined below. "Networks" operate a telecommunications and processing system ("POS System") which, among other things, effectuates the switching, processing and settlement of (i) point-of-sale transactions ("POS Transactions') and (ii) POS scrip transactions ("Scrip Transactions") and, collectively with POS Transactions for the purchase of goods and services from participating retail merchants ("Merchants") through the use of the Networks' POS Cards. "Networks" shall mean the POS Systems operated by NYCE, PULSE, STAR, TRANSALLIANCE, INTERLINK, MAESTRO, AFFN, ALASKA OPTION, SHAZAM and any other operators of POS Systems as the parties may agree upon in writing from time to time.

B) Correspondent desires to deploy and service (or cause to be deployed and serviced) terminals ("POS Terminals") used to transmit POS Transactions at Merchant locations within the Networks' Primary Marketing Area, and to switch process and/or settle POS Transactions generated by these POS Terminals. Correspondent desires to connect these terminals to the Networks. In some cases, devices will be deployed to consumers' homes, to enable debit transactions to pay for purchases at Internet Merchants web sites. Internet merchant transactions will be permitted only for cards bearing the logos of networks that allow such transactions.

C) Correspondent is not eligible for membership in Networks. Correspondent ( ) is a certified POS Processor with Networks ("Certified Processor") or (X) is not a Certified Processor, but acts as an intermediary between Merchants and an independent entity which is a Certified Processor.

D) Networks permit POS Transactions generated by POS Terminals which are not deployed and serviced by a POS Member or Affiliate to be processed through the Networks; provided a POS Member or Affiliate sponsors the Merchant at whose place of business the POS Terminal is located as a "Merchant" of the Networks.

E) Correspondent desires to have Bank sponsor its Merchants into the Networks ("Sponsored Merchants").

F) Bank is willing to sponsor Correspondent's Merchants into Networks subject to all of the terms and conditions of this Agreement, including, specifically that Correspondent assume, as to the Sponsored Merchants, all of the duties and obligations of Bank to Networks, its Members, Affiliates and Processors.

                                    AGREEMENT

In   consideration   of  the   foregoing,   and  for  other  good  and  valuable
consideration, the receipt and sufficiency of which is hereby acknowledged, Correspondent and Bank agree as follows:

I) Representations and Warranties. Correspondent represents and warrants to Bank as follows:

         A) Corporate Power and Authority. Correspondent is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia; is authorized to do business and is in good standing in the jurisdictions in which its property or the conduct of its business legally requires such authorization; and has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery, and performance of this Agreement by Correspondent has been duly authorized by all


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necessary  action and does not and will not (i)  require the consent or approval of  Correspondent's  shareholders or partners;  (ii) contravene  Correspondent's
organizational   documents;   (iii)  violate,   or  cause  injunction,   decree,
determination,   or  award   presently  in  effect   having   applicability   to
Correspondent; (iv) result in the breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which result in, or require, the creation or imposition of any lien, charge or other encumbrance of any nature whatsoever, upon or with respect to any of the properties now owned or hereafter acquired by Correspondent.

         B) Legally Enforceable Agreement. This Agreement has been duly executed and delivered by Correspondent and is the legal, valid, and binding obligation of Correspondent, enforceable against Correspondent in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

         C)  Operating  Rules.   Prior  to  the  execution  of  this  Agreement,
Correspondent has received and reviewed a full and complete copy of the Operating Rules.

         D) Financial Statement Certification. All financial statements furnished by Correspondent to Bank are correct and complete and fairly present the financial condition of Correspondent for the fiscal period in question all in accordance with generally accepted accounting principals consistently applied. The financial statements published to the SEC by correspondent's parent company, InstaPay and available online are correct and complete and fairly represent InstaPay's financial condition. Since the date of the most recent financial statements delivered to Bank, neither the business, properties nor condition (financial or other) of Correspondent or InstaPay has been adversely affected in any material way.

II) Duties of Correspondent.

         A) Merchant Agreements. Correspondent shall, from time to time, install (or provide for the installation of) POS Terminals in retail and other establishments pursuant to written agreements with Sponsored Merchants (the "Merchant Agreements"). Such Merchant Agreements shall be in form satisfactory and substance satisfactory to Bank, shall contain at least the substance of the provisions of the Operating Rules and shall obligate the Sponsored Merchant to abide by the Operating Rules. Correspondent shall be responsible for effecting any necessary and appropriate amendments to the Merchant Agreements that may become necessary as a result of subsequent amendments to the Operating Rules. In the event a Sponsored Merchant refused to consent to any such amendment, Correspondent shall notify Bank prior to the effective date of the amendment to the Operating Rules and upon such notice such Sponsored Merchant shall be deemed terminated from participation in Networks.
The Merchant Agreements may contain such other terms and conditions as are mutually agreed upon between any Sponsored Merchant and Correspondent; provided, however, that such additional terms and conditions do not conflict with any provisions of this Agreement or the Operating Rules.

         B) Requests for Sponsorship of Merchants. Correspondent shall request Bank to sponsor Merchants by completing and forwarding to Bank such forms and other documents as may be required by Networks for enrollment of such Merchants and a copy of the applicable Merchant Agreement (all such forms and documents, collectively the "Enrollment Forms").

         C) Compliance With Operating Rules. Correspondent agrees to abide by the Operating Rules and all applicable laws, rules and regulations, as all of the foregoing may be amended from time to time. Notwithstanding the fact that Bank may from time to time provide Correspondent with copies of the Operating Rules or amendments thereto, Correspondent shall be solely responsible for keeping itself apprised of amendments and changes to the Operating Rules.

         D) Notices to Bank. Correspondent shall deliver to Bank within 48 hours of receipt by Correspondent a copy of all notices or correspondence (other than routine updates, correspondence and notices sent to all Certified Processors) that it receives from (i) Networks, (ii) the Networks' Switch, (iii) any federal, state or local governmental authority, or (iv) any third party, which in any way relates to any Sponsored Merchant, Correspondent's status as a Certified Processor, or this Agreement. In the event Correspondent is not a Certified Processor, Correspondent shall cause its independent Certified Processor to comply with the provisions of this Section II, D. Correspondent shall also notify Bank promptly in the event any Sponsored Merchant violates or fails to comply with its Merchant Agreement with Correspondent, terminates it Merchant Agreement with Correspondent or has its Merchant Agreement terminated by Correspondent. Likewise, Correspondent shall notify Bank promptly, in the event its independent Certified Processor for any reason ceases to be approved by Networks, violates or fails to comply with its agreement with Correspondent,

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terminates its agreement with Correspondent or has such agreement  terminated by
Correspondent.

         E) Use of Bank's Name. Neither Correspondent nor its independent Certified Processor shall use Bank's name or logo for any reason, or use or refer to Bank in any advertisements, sales, presentations or marketing materials without the express prior written consent of Bank. Correspondent may accurately describe its relationship with Bank in response to questions and in its dealings with Sponsored Merchants.

         F) POS Processor Agreement. If Correspondent is a Certified Processor, Correspondent shall enter into a POS Processor Agreement with Networks the Operating Rules and shall comply with the terms thereof. In addition, Correspondent shall use its best efforts to maintain itself in good standing as a Certified Processor. If Correspondent utilized an independent Certified Processor, such Certified Processor shall enter into a POS Processor Agreement with Networks as herein provided and Correspondent shall cause such Certified Processor to comply with the Operating Rules and use its best efforts to maintain itself in good standing as a Certified Processor.

         G) Audits and Financial Statements. Correspondent shall furnish to Bank, as soon as available, and in any event within ninety (90) days of the end of each fiscal year, consolidated balance sheets of Correspondent and its parent InstaPay as of the end of such fiscal year and consolidated statements of income and retained earnings and statements of changes in financial position for such fiscal year, all in reasonable detail and all prepared in accordance with generally accepted accounting principles consistently applied, and reviewed by an accountant acceptable to Bank. Timely filing by InstaPay of its financials with SEC as part of its public company reporting requirements shall be considered to fulfill this requirement.
If Correspondent is not a financial institution or affiliate of a financial holding company subject to an examination by regulatory authorities, Correspondent shall, at its own expense, be subject to an as needed or required by ATM Network periodic examination and audit of all its functions in connection with its switching, processing and settlement of POS Transactions for Sponsored Merchants, at such frequency as Bank deems appropriate, by independent certified public accountants satisfactory to Bank. The scope of such examination and audit shall meet such standards as may be prescribed by Bank, and the results of such examination and audit shall be made available to Bank.

III) Duties of Bank. Subject to all of the provisions contained herein, Bank agrees to sponsor into Networks, and shall use its best efforts to remain as a member of those Networks, all of the Merchants as Correspondent may request from time to time; provided, that Bank, in its absolute discretion may refuse to sponsor any Merchant requested by Correspondent. With respect to any Merchant accepted by Bank for sponsorship, Bank shall promptly (and in no case later than 5 Business Days after its receipt of the Enrollment Forms for a particular Merchant) complete and execute the applicable Enrollment Forms, forwarding the original Enrollment Forms to Networks and photocopies thereof to Correspondent. For purposes of this Agreement "Business Day" shall mean any day other than Saturday, Sunday or a "holiday".

IV) Fees. For each Sponsored Merchant, Correspondent agrees to pay Bank a transaction fee for each POS Transaction which is transmitted by Correspondent through the Network, as provided in Annex "A" attached hereto. Such fees will be calculated by Correspondent for each calendar month and will be due and payable by Correspondent to Bank no later than the 15th day of the next following calendar month. (Example, September transactions will be paid no later than October 15th). All payments shall be made in the manner provided in Annex "A" attached hereto and shall be proceeded or accompanied by a detailed written statement setting forth all applicable POS Transactions. In addition to the transaction fees outlined above, Correspondent shall pay, or immediately upon demand, reimburse Bank for any and all fees and charges which may be imposed on Bank, Correspondent or any independent Certified Processor from time to time by Networks, which in any way relate to this Agreement, the Sponsored Merchants or the POS Transactions.

V) Settlement. All settlement, funding and adjustments for all Transactions generated by Sponsored Merchants shall be handled by Correspondent or its independent Certified Processor in accordance with the Operating Rules. Bank will instruct Networks to settle all such Transactions as directed by Correspondent.

VI) Liability and Indemnification.

         A) Correspondent's Liability. Correspondent shall be jointly and severally liable with each Sponsored Merchant for each of the Sponsored Merchant's obligations and liabilities under the applicable Merchant Agreement and for any Claims (as hereinafter defined) which, in any way directly or indirectly, relate to, result from or arise out of, any Sponsored Merchant's

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violation  of, or failure to comply with,  the  Operating  Rules.  Correspondent acknowledges and agrees that it is responsible for any and all obligations related to the operation of the POS Terminals under the Operating Rules (including connection to the Network).

         B) Bank's Liability. Bank shall be responsible only for performing the services expressly provided for in this Agreement and Bank undertakes no duties other than those expressly provided herein. Without limiting the generality of the foregoing, Bank shall not be responsible for: (i) the acts or omissions of Correspondent, any Sponsored Merchant, any independent Certified Processor or any of their representatives, employees or agents or any other person, including, without limitation, Networks, any Member, Affiliate or any other Processor, and no such person or entity shall be deemed Bank's agent for any purpose whatsoever; or (ii) breach of its duties hereunder, to the extent such breach was caused by legal constraint, interruption in transmission or communication facilities, equipment failure, war, riot, fire, floor, earthquake or other natural disaster, strike, emergency or other circumstance beyond Bank's control.

         C) Indemnification. Correspondent agrees to indemnify, defend and hold harmless Bank and its legal representatives, successors, assigns, agents, employees, officers, directors, shareholders, subsidiaries, parent corporations, sister corporations and affiliates, and each of them (collectively, "indemnities") from and against any and all liabilities, demand, rights (whether contingent, accrued, inchoate or otherwise), disbursements, including reasonable legal fees and expenses, of whatsoever kind and nature (collectively "Claims"), imposed on, incurred by or asserted against, any indemnities which in any way, directly or indirectly, relate to, result from or arise out of: (i) any breach of any representation, warranty or covenant of Correspondent contained in this Agreement; (ii) any act or omission of Correspondent's, any Sponsored Merchant, or any other person or entity; (iii) Correspondent's any Sponsored Merchants' or any independent Certified Processor's violation of, or failure to comply with, the Operating Rules or the Merchant Agreements, and (iv) any Claim of a third party, directly or indirectly, relating to, resulting from or arising out of this Agreement or Bank's sponsorship of any Sponsored Merchant as provided herein (including, without limitation, any Claim for indemnification by Networks or any member, Affiliate or Processor pursuant to the Operating Rules). Without limiting the generality of the foregoing, Correspondent shall indemnify, hold harmless and defend the Bank, Networks and any member, Affiliate or Processor, from and against all claims, losses, costs, damages, liabilities, or expenses (including reasonable attorneys' fees) that are suffered as a result of a POS Transaction or attempted POS Transaction and arise out of any of the events or causes listed in the Operating Rules.

         D) Limitation on Liability. In no event shall any party to this agreement be liable under any theory of tort, contract, strict liability, or other legal or equitable theory for any lost profits, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not such party has been advised of the possibility of such damages.

VII) Term and Termination.

      A) Term. This Agreement shall have a term commencing on the date hereof and continuing in effect until terminated in accordance herewith.

      B) Termination of Agreement. This Agreement may be terminated by either party hereto upon thirty days prior written notice to the other. In addition, Bank may terminate this Agreement immediately upon the happening of any of the following events:

            1) Correspondent fails to make any payment due hereunder when due;

            2) Correspondent fails to perform or comply with any of the other terms and conditions of this Agreement and fails to remedy same with fifteen days after receipt of written notice from Bank thereof;

            3) Any of Correspondent's representations or warranties shall be false as of the date made;

            4) Correspondent makes a general assignment for the benefit of its creditors, or becomes the subject of a bankruptcy, receivership, conservatorship or similar proceeding;

            5)    Correspondent   suffers  a  material  adverse  change  in  its
                  condition (financial or otherwise) after the date hereof;

            6) Any federal or state regulatory agency with authority over Bank requires, or request in writing, that Bank terminate this Agreement.

            7) The Board of Directors of Bank determines that the Bank's continued performance of this Agreement would constitute an unsafe and unsound banking practice;

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            8)    Bank terminates its membership in Networks,  or its membership is terminated, or this Agreement or any aspect thereof, is to be deemed by the Board of Directors of Networks to be a material violation of the Operating Rules; or In the event Correspondent is a Certified Processor, its status as such ceases, for any reason, and in the event Correspondent utilizes an independent Certified Processor, such Certified Processor ceases for any reason to be approved by Networks' or Correspondent's relationship with such Certified Processor expires or terminates for any reason.

No termination effected pursuant to this Section VII (B) shall affect the rights and duties of either party under this Agreement under Section VI hereof, with respect to obligations incurred, or Claims arising out of acts or omissions which occurred, prior to the termination date.

      C)    Termination   of  Sponsored   Merchant.   Bank  may   terminate  its
            sponsorship of any Sponsored Merchant immediately upon the happening of any of the following events:

            1) Such Sponsored Merchant suffers a material adverse change in its condition (financial or otherwise) after the date hereof;

            2)    Such Sponsored  Merchant  violates or fails to comply with the
                  terms  and  conditions  of  its  Merchant   Agreement  or  The
                  Operating Rules;

            3) Such Sponsored Merchant terminates its Merchant Agreement with Correspondent or such Merchant Agreement is terminated by Correspondent or;

            4)    Bank,  in  its  absolute   discretion,   determines  that  the
                  continued sponsorship of any Sponsored Merchant exposes Bank to potential claims.

Termination shall become effective upon the receipt of written notice by Correspondent and, upon such receipt, Correspondent shall immediately take whatever actions are necessary to ensure that such Merchant is unable to initiate POS Transactions through the Network.

VIII) Confidentiality. Bank and Correspondent each agrees to retain in strictest confidence all files, printed materials, trade secrets, customer information, produce information and any other information of whatever nature, whether written or otherwise, disclosed or communicated to it by the other party in connection with the terms and conditions of this Agreement, and said confidential information shall not be disclosed to any other person or entity without express prior written consent of the other party unless the disclosure is required by Network or any law. Such information may, however, be disclosed to any consultants, auditors, or attorneys employed by a party, or as required, to regulatory authorities, or to a party's employees or others in a confidential relationship with that party who must have access to such information, and then only to the extent necessary. Bank and Correspondent each agree that information is not confidential which (a) is already known at the time it is obtained; (b) is or become publicly known through no wrongful act of the party obtaining it; or (c) is received from a third party without restriction and without breach of this Agreement.

IX) Miscellaneous.

         A) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland and the Operating Rules.

         B) Amendments; Waivers. This Agreement may be amended only by writing signed by all of the parties hereto. Course of dealing, implication or failure or a delay in exercising any of parties rights and remedies hereunder, shall not effect any amendment or modification of this Agreement or the waiver of any such rights.

         C)   Counterparts.   This   Agreement   may  be  executed  in  multiple
counterparts, each of which shall constitute an original hereof, and all of which taken together shall constitute one and the same agreement.

         D) Entire Agreement. This Agreement and the Operating Rules contain the entire agreement of the parties and supersede any prior or contemporaneous written or oral agreements between the parties. In the event that this Agreement or any portion hereof, conflicts with the Operating Rules or any terms or provisions of this Agreement. There are no representations, warranties, agreements, arrangements, or understandings, oral or written between the parties relating to the subject matter of this Agreement which are not fully expressed herein, or in the Operating Rules. The parties agree that the traditional formulation of the parol evidence rule (whereby extrinsic evidence may not be used to vary or contradict the unambiguous terms of a document that represents a final and complete expression of the parties' agreement) shall govern in action or proceeding that my ensue concerning this Agreement.

         E) Notices. Except as otherwise expressly provided herein, any written notice or communication required or permitted to be given under this Agreement may be personally served, telecopied, telexed or sent by United States or by

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express  carrier,  and shall be deemed to have been received  when  delivered in person, upon receipt of telecopy of telex, or five business days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For purposes of this Agreement all notices shall be sent to the address and telecopy and telex number set forth below each parties name on the signature pages hereto.

         F) Nonassignability. Correspondent may not assign this Agreement or its rights and obligation hereunder to any other person without Banks's express prior written consent, provided, however, correspondent may assign this agreement to an entity controlled directly or indirectly by Correspondent without the prior written consent of Bank.

         G) No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representative, successors and assigns. This Agreement is not for the benefit of any other person, and no other person shall have any rights against Correspondent or Bank hereunder.

         H) Headings. Headings are used in this Agreement for reference purposes only and shall not be deemed a part of this Agreement.

         I) Severability. If any clause, sentence or other provision or portion of this Agreement shall for any reason become illegal, null or void, or be held by any court of competent jurisdiction to illegal, null or void, the remaining portions of this Agreement shall remain in full force and effect.

         J) Further Assurances. The parties hereto from time to time after execution of this Agreement, without further consideration, shall execute and deliver, as appropriate, such documents and take such actions as may be reasonably necessary or proper to carry out and consummate the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their duly authorized officers.



"CORRESPONDENT"                             "BANK"
Kryptosima LLC                              Carrollton Bank
98 Shoreline Way                            1589 Sulphur Spring Road
Hampton, Georgia 30228                      Suite 101
                                            Baltimore, Maryland 21227

BY: ____________________________            BY: __________________________
    Harry Hargens                               Gary M. Jewell
    President                                   Senior Vice-President
                                                Retail Delivery Group

                                            Phone #: (410) 737-7492
                                            Fax #:   (410) 536-7394

                                    ANNEX "A"

                       INDIRECT MERCHANT SPONSORSHIP FEES




Monthly Fees:

         $.0075 per approved transaction transmitted through the Network.


         Minimum Monthly Fee:  $500.00


"EXTERNAL PROCESSOR FEES WILL BE BILLED AT COST"

      Payment in the form of an ACH debit to your designated DDA, with listing of the transactions shall be remitted no later than the 15th business day of the following month for transactions during the prior month.